KEEGAN & COPPIN COMPANY, INC.

ONCOR INTERNATIONAL

101 Larkspur Landing Circle, First Floor, Larkspur, CA 94939 ♦ (415) 461-1010 ♦ Fax (415) 925-2310
Website: www.KeeganCoppin.com ♦ E-mail: KCMarin@KeeganCoppin.com
Offices in Santa Rosa, Petaluma, Napa/Sonoma & Larkspur

September 12, 2006

Service 1st Bank
Attn.: Mr. John Brooks, Chairman
60 West 10th Street
Tracy, CA 95376

Dear Mr. Brooks,

The property owner and I are pleased that Service 1st Bank has exercised its first five year option at 60 West 10th Street, Tracy.

Regarding the rental rate for the option period, our rental survey shows a market rental range for the property of $1.20 to $1.40 per square foot.

In light of the Bank' s long term, excellent tenancy, our rental rate for the option period is as follows:

Year 1:	$8,625 ($1.15 per square foot)
Year 2:	$9,000 ($1.20 per square foot)
Year 3:	$9,375 ($1.25 per square foot)
Year 4 & 5:	CPI

Please indicate your approval by signing a copy of this letter and returning it to me in the envelope provided. I will then prepare an Amendment to Lease reflecting the new rental rate.

If you have any questions, please do not hesitate to contact me at 415 461-1010.

Sincerely,

Edison Lewis CPM®
Certified Property Manager

Enclosure

Agreed,

John Brooks, Chairman

9/25/06
Date